EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, certify that (i) the Form 10Q for the quarter ended March 31, 2011 of Campbell Global Trend Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Campbell Global Trend Fund, L.P.

CAMPBELL GLOBAL TREND FUND, L.P.
By:	Campbell & Company, Inc., general partner

By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer May 16, 2011